Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of December 18, 2025, by and among Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Company”), and ARM-D Rocky Mountain Chocolate Holdings LLC, a Florida limited liability company (including its successors and assigns, the “Purchaser”).

RECITALS

A.       The Purchaser wishes to purchase, and the Company wishes to issue and sell, upon the terms and conditions stated in this Agreement, 1,500,000 shares (the “Securities”) of common stock, par value $0.001 per share (“Common Stock”), of the Company.

B.      The Company is offering to sell to the Purchaser the Securities in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated by the Commission (as defined below) thereunder.

C.     Contemporaneously with the execution and delivery of this Agreement, the parties hereto shall execute and deliver an Investor Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain information, pro rata, governance and registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1.    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Acquiring Person” has the meaning set forth in Section 4.5.

“Affiliate” when used with respect to any party shall mean any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Audited Balance Sheet” means the audited consolidated balance sheets of the Company and its Subsidiaries as of February 28, 2025, included in the Company’s Annual Report on Form 10-K filed with the Commission on June 20, 2025.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Durango, Colorado or Wilmington, Delaware are required or permitted by Law to be closed.

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Date” has the meaning set forth in Section 2.2(a).

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the Preamble.

“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge, or knowledge that would have been acquired after reasonable inquiry, of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement. With respect to any matters relating to intellectual property, such awareness or reasonable expectation to have knowledge does not require any such individual to conduct or have conducted or obtain or have obtained any freedom to operate opinions of counsel or any intellectual property rights clearance searches.

“Contract” means, with respect to any Person, any written, oral or other agreement, contract, subcontract, lease (whether for real or personal property), mortgage, understanding, arrangement, instrument, note, option, warranty, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature to which such Person is a party or by which such person or any of its assets are bound under applicable Law.

“Delaware Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware finds it does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court).

“Disclosure Letter” means the disclosure letter delivered by the Company to the Purchaser on the date of Agreement. The information in the Disclosure Letter is disclosed under separate Section and subsection references that correspond to the Sections and subsections of this Agreement to which such information relates. The information set forth in each Section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations, warranties or covenants of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations, warranties or covenants of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations, warranties or covenants is reasonably apparent on the face of such disclosure.

“Effective Date” means the date on which the initial registration statement required by Section 2(a) of the Rights Agreement is first declared effective by the Commission.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, exclusive license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supra-national or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and any taxing authority) or (d) self-regulatory organization (including Nasdaq).

“Law” means each applicable transnational, domestic or foreign federal, state or local laws (statutory, common or otherwise), order, judgment, rule, code, statute, regulation, requirement, variance, decree, writ, injunction, award, ruling, Permit or ordinance of any Governmental Authority, including any applicable stock exchange rule or requirement.

“Material Adverse Effect” means any change, effect, event, circumstance or development (each, an “Effect”) that, individually or in the aggregate with all other Effects that have occurred through the date of determination, has had, or is reasonably likely to have, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that no Effect, to the extent resulting from or arising out of any of the following, shall be deemed to be a Material Adverse Effect or be taken into account for purposes of determining whether a Material Adverse Effect has occurred or is reasonably likely to occur: (A) changes in prevailing economic or market conditions in the United States or any other jurisdiction (except to the extent those changes have a disproportionate effect on the Company relative to the other participants in the industry or industries in which the Company operates, in which case only the incremental disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred), (B) changes or events affecting the industry or industries in which the Company operates generally (except to the extent those changes have a disproportionate effect on the Company relative to the other participants in the industry or industries in which the Company operates, in which case only the incremental disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred), (C) changes in generally accepted accounting principles or requirements or the interpretation thereof (except to the extent those changes have a disproportionate effect on the Company relative to the other participants in the industry or industries in which the Company operates, in which case only the incremental disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred), (D) changes in laws, rules or regulations of general applicability or interpretations thereof by any Governmental Authority (except to the extent those changes have a disproportionate effect on the Company relative to the other participants in the industry or industries in which the Company operates, in which case only the incremental disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred), (E) any natural disaster, epidemic, pandemic or other disease outbreak (including the COVID-19 pandemic) or any outbreak of major hostilities or any act of terrorism (except to the extent those changes have a disproportionate effect on the Company relative to the other participants in the industry or industries in which the Company operates, in which case only the incremental disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred), (F) the announcement of this Agreement or the pendency of the transactions contemplated hereby or (G) any failure by the Company to meet any internal guidance, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in the case of this clause (G), the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition).

“Material Contract” means any Contract to which the Company or any Subsidiary is a party or by which either is bound that is material to the business of the Company, including those that have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(10) of Regulation S-K.

“Nasdaq” means The Nasdaq Stock Market.

“Permit” means all required permits, licenses, registrations, authorizations, certificates, orders, approvals, franchises, variances and other similar rights issued by or obtained from any Governmental Authority.

“Permitted Liens” means: (a) liens of landlords, carriers, warehousemen, mechanics, vendors, materialmen or other Persons securing obligations arising in the ordinary course of business that are not yet due and payable, (b) liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (c) liens incurred to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations in the ordinary course of business, (d) liens for Taxes (i) not yet due, or (ii) being contested through appropriate proceedings and for which adequate reserves are reflected on the Audited Balance Sheet, (e) liens expressly set forth in any Contract that is not a Material Contract, (f) liens pursuant to any debt instrument of the Company or any of its Subsidiaries and (g) other liens that are not material.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Press Release” has the meaning set forth in Section 4.4.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the Nasdaq Capital Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” has the meaning set forth in the Preamble.

“Rights Agreement” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Secretary’s Certificate” has the meaning set forth in paragraph 2.3(a)(ii).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means the aggregate amount to be paid for the Securities purchased hereunder by the Purchaser set forth in the “Aggregate Cash Purchase Price” column opposite the Purchaser’s name in the table set forth on Exhibit A, in United States dollars and in immediately available funds.

“Subsidiary” means any material subsidiary of the Company.

“Taxes” shall mean any taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities in the nature of a tax, including, without limitation, income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, windfall profits, escheat or unclaimed property, customs duties, franchise and other taxes of any kind imposed by the United States of America or any state, local or non-U.S. government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items.

“Trading Day” means a day on which the Principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Rights Agreement and any other documents or agreements explicitly contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, the current transfer agent of the Company, or any successor transfer agent for the Company.

ARTICLE II
PURCHASE AND SALE

2.1.    Purchase and Sale. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closing, that number of shares of Common Stock set forth opposite the Purchaser’s name on Exhibit A at a price per share equal to $1.80. Notwithstanding anything to the contrary in this Agreement, the Company will not issue any shares of Common Stock as part of the transactions contemplated by this Agreement in excess of an amount equal to 19.9% of the Company’s outstanding shares of Common Stock on the day prior to the Closing Date.

2.2.    Closing.

(a)   Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place remotely via exchange of executed documents and funds simultaneously with the execution of this Agreement (the day on which the Closing occurs, the “Closing Date”).

(b)    Payment. On or before the Closing Date, the Purchaser shall deliver to the Company the Subscription Amount in full by wire transfer of immediately available funds to an account designated in writing by the Company. At or following the Closing, the Company shall deliver to the Purchaser, against payment therefor, a book-entry statement from the Transfer Agent evidencing the number of Securities set forth opposite the Purchaser’s name on Exhibit A, registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), free and clear of any liens or restrictions (other than those arising under state and federal securities laws) and bearing the legend set forth in Section 4.1(b).

2.3.    Closing Deliverables.

(a)     At or prior to the Closing, the Company shall issue, deliver or cause to be delivered, to the Purchaser the following:

(i)      this Agreement and the Rights Agreement, each duly executed by the Company;

(ii)   a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (A) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents, (B) certifying the current versions of the Certificate of Incorporation and Bylaws (as defined below) and (C) certifying as to the signatures and authority of persons signing the Transaction Documents on behalf of the Company; and

(iii)   a certificate evidencing the good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within three Business Days of the Closing Date.

(b)     At or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)      the Subscription Amount in accordance with Section 2.2(b);

(ii)     this Agreement and the Rights Agreement, each duly executed by the Purchaser; and

(iii)    a fully completed Stock Issuance Questionnaire in the form attached hereto as Exhibit C.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1.    Representations and Warranties of the Company. Except as disclosed in the SEC Reports or as set forth in the Disclosure Letter, the Company represents and warrants to the Purchaser as of the date of this Agreement as follows:

(a)     Due Organization; Subsidiaries. Each of the Company and its Subsidiaries is a corporation or limited liability company duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and as proposed to be conducted as described in the SEC Reports, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all Contracts by which it is bound. All of the Subsidiaries are wholly owned by the Company. Each of the Company and the Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business or the manner in which its business is currently being conducted requires such licensing or qualification, other than in jurisdictions where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)   Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. All corporate action on the part of the Company necessary for the authorization, execution, sale, issuance and delivery of the Securities has been or will be taken prior to the Closing. Each of the Transaction Documents have been (or upon delivery will have been) duly executed and delivered by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)     No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the issuance, sale and delivery of the securities to be sold by the Company under the Transaction Documents (including the issuance of the Securities), the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Securities) do not and will not conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other Contract, agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, (ii) the Company’s certificate of incorporation (as amended, the “Certificate of Incorporation”), the Company’s bylaws (as amended, the “Bylaws”), or the equivalent document with respect to any of the Company’s Subsidiaries, as amended and as in effect on the date hereof, or (iii) any statute or Law, judgment, decree, rule, regulation, ordinance or order of any Governmental Authority applicable to the Company, any of its Subsidiaries or their respective properties, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)    Filings, Consents and Approvals. Except for any Current Report on Form 8-K to be filed by the Company in connection with the transaction contemplated hereby, any required filing with Nasdaq and the registration statement required to be filed by the Rights Agreement, neither the Company nor any of its Subsidiaries is required to give any notice to, or make any filings with, or obtain any authorization, consent, or approval of, any Governmental Authority in order to consummate the transactions contemplated by the Transaction Documents. Assuming the accuracy of the representations of the Purchaser in Section 3.2, no consent, approval, authorization or other order of, or registration, qualification or filing with, any Governmental Authority is required for the execution and delivery of the Transaction Documents, the valid issuance, sale and delivery of the Securities to be sold pursuant to the Transaction Documents other than such as have been or will be made or obtained, or for any securities filings required to be made under federal or state securities laws applicable to the offering of the Securities (other than filings that have been made, or will be made, pursuant to the rules and regulations of Nasdaq).

(e)    Issuance of the Securities. The issuance of the Securities has been duly authorized, and the Securities, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of any Encumbrances, preemptive rights or restrictions (other than any restrictions on transfer generally imposed under applicable securities laws).

(f)     Capitalization. As of immediately prior to the Closing, the Company will have an authorized capitalization as set forth in the SEC Reports. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company which have not been waived. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities pursuant to this Agreement.

(g)    SEC Reports; Disclosure Materials. The Company has filed or furnished, as applicable, on a timely basis all forms, statements, schedules, certifications, reports and other documents required to be filed or furnished by it with the Commission under the Exchange Act or the Securities Act since January 1, 2023 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “SEC Reports”). As of the time it was filed with the Commission (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and as of the time they were filed, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Reports.

(h)    Financial Statements. As of their respective filing dates, the financial statements (including any related notes) contained or incorporated by reference in the SEC Reports (i) complied as to form in all material respects with the Securities Act and the Exchange Act, as applicable, and the published rules and regulations of the Commission applicable thereto, (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the Commission, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (iii) fairly present, in all material respects, the consolidated financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. There has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP. There are no liabilities of the Company or any of its Subsidiaries of any kind that would be required by GAAP to be reflected on the face of the consolidated balance sheet of the Company, except (i) liabilities disclosed, reflected or reserved against in the financial statements and the notes thereto contained in the SEC Reports, (ii) liabilities incurred since February 28, 2025, in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The books of account and other financial records of the Company and each of its Subsidiaries are true and complete in all material respects.

(i)     Absence of Certain Changes. Since the date of the Audited Balance Sheet, there has been no Material Adverse Effect. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law, nor does the Company have any knowledge or reason to believe that its creditors (if any) intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead any such creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby, will not be Insolvent (as defined below). For purposes of this Section 3.1(i), “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(j)     Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened against the Company, any of its Subsidiaries or any of their respective directors and officers that questions the validity of the Transaction Documents or the right of the Company to enter into the Transaction Documents or to consummate the transactions contemplated hereby and thereby. There is no action, suit, proceeding or investigation pending or, to the Company’s Knowledge, currently threatened against the Company or any Subsidiary or any of their respective directors and officers which would, if there were an unfavorable decision, have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)    Title to Properties and Assets. The Company or one of its Subsidiaries has good and marketable indefeasible fee simple title to all land, together with all land use rights, buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, in each case, owned by the Company or any of its Subsidiaries. The Company’s or its Subsidiaries’ possession, occupancy, lease, use and/or operation of each leased property conforms to all applicable Laws in all material respects, and the Company or its Subsidiary, as applicable, has exclusive possession of each such leased property and leasehold interest and has not granted any occupancy rights to tenants or licensees with respect to such leased property or leasehold interest. In addition, each such leased property and leasehold interest is free and clear of all Encumbrances other than Permitted Liens. The Company and each of its Subsidiaries owns, and has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or tangible assets and equipment used or held for use in their respective business or operations or purported to be owned by any of them, including: (a) all tangible assets reflected on the Audited Balance Sheet and (b) all other tangible assets reflected in the books and records of the Company as being owned by the Company or any of its Subsidiaries. All of such assets are owned or, in the case of leased assets, leased by the Company or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Liens.

(l)     No General Solicitation. The Company is not offering the Securities by any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, or any other “general advertisement” or “general solicitation” within the meaning of Rule 502(c) under the Securities Act.

(m)    No Disqualifications. The Company is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act and will not be disqualified from relying on the exemption from registration under the Securities Act provided by Rule 506 under the Securities Act with regard to the offer and sale of the Securities by the occurrence or issuance of any conviction, order, judgment, decree, suspension, injunction, expulsion or bar described in Rule 506(d)(1)(i) to (viii) under the Securities Act (each, an “Issuer Disqualifying Event”), except for an Issuer Disqualifying Event covered by Rule 506(d)(2) or (3) under the Securities Act. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act.

(n)     No Additional Representations. Notwithstanding anything to the contrary in this Agreement:

(i)     The Company acknowledges that the Purchaser does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.2, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.2, the Purchaser makes no representation or warranty with respect to: (A) any matters relating to the Purchaser, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to the Company (or any of its Affiliates, officers, directors, employees or other representatives of any of the foregoing) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Purchaser and its Affiliates or (C) the future business and operations of the Purchaser and its Affiliates. The Company has not relied on or been induced by any information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.2.

(ii)    The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.2, (A) no person has been authorized by any Purchaser or any of its Affiliates to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by any Purchaser or any of its Affiliate, and (B) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Company or its Affiliates, agents or representatives are not and shall not be deemed to be or include representations or warranties of the Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.2.

3.2.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date of this Agreement as follows:

(a)     Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization with the requisite corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Purchaser and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, examinership, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)    No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any Law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c)    Investment Intent. The Purchaser understands that the Securities are “restricted securities” and the offer and sale thereof have not been registered under the Securities Act or any applicable U.S. state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable U.S. state or other securities laws, provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement and the Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable U.S. federal, state and other securities laws. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity in violation of federal securities law; the Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)    Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)   No General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, or any other “general advertisement” or “general solicitation” within the meaning of Rule 502(c) under the Securities Act.

(f)     No Disqualification Events. Neither (i) the Purchaser, (ii) any of its directors, managers, executive officers, other officers that may serve as a director, manager or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Act) held by the Purchaser is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

(g)    Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities.

(h)     Access to Information. The Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries, and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(i)    Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, the Purchaser has not, directly or indirectly, effected or agreed to effect any Short Sales. Notwithstanding the foregoing, (i) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets, the foregoing representation shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement and (ii) and in the case of a Purchaser whose investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or such other Person representing the Company, the representation set forth above shall only apply after the point in time when the portfolio manager who manages the Purchaser’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Purchaser’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Purchaser’s investment adviser is also an investment adviser or sub-adviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Purchaser’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder. Other than to other Persons party to this Agreement and to the Purchaser’s representatives or agents, including, but not limited to, the Purchaser’s legal, tax and investment advisors, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(j)     Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser. The Purchaser shall not have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 3.2(i) that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.

(k)    Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(l)     Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(m)  No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(n)    Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Securities and other activities with respect to the Securities by the Purchaser.

(o)    Beneficial Ownership. The purchase by the Purchaser of the Securities will not result in the Purchaser (individually or together with any other Person) acquiring, or obtaining the right to acquire, beneficial ownership in excess of 19.9% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such Closing shall have occurred. The Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it has (or that it together with such other Persons have) acquired, or obtained the right to acquire, as a result of such Closing when added to any other securities of the Company that it or they then own or have the right to acquire, beneficial ownership in excess of 19.9% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that such Closing shall have occurred.

(p)    Residency. The Purchaser’s offices in which its investment decision with respect to the Securities was made are located at the address set forth under the Purchaser’s name on Exhibit A hereto or as otherwise specified below its address on Exhibit A hereto.

(q)    Litigation. There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, currently threatened against the Purchaser or any of its directors, officers or equityholders that questions the validity of the Transaction Documents or the right of the Purchaser to enter into the Transaction Documents or to consummate the transactions contemplated hereby and thereby. There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, currently threatened against the Purchaser or any of its directors, officers or equityholders that would, if there were an unfavorable decision, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(r)      No Additional Representations. Notwithstanding anything to the contrary in this Agreement:

(i)     The Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.1, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.1, the Company makes no representation or warranty with respect to: (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to the Purchaser (or any of its Affiliates or any officers, directors, employees or other representatives of the foregoing) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries. The Purchaser has not relied on or been induced by any information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.1.

(ii)   The Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges the Purchaser has been provided with sufficient access for such purposes. The Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.1, (A) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Purchaser as having been authorized by the Company, and (B) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Purchaser (or any of its Affiliates or any officers, directors, employees or other representatives of the foregoing) shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.1.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1.     Transfer Restrictions.

(a)    Compliance with Laws. Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act and, as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Rights Agreement and shall have the rights of the Purchaser under this Agreement and the Rights Agreement with respect to such transferred Securities.

(b)    Legends. Book-entry statements evidencing the Securities shall bear any legend as required by the “blue sky” Laws of any state and a restrictive legend in substantially the following form:

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THE CERTIFICATE TO WHICH THIS CONFIRMATION RELATES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c)     Removal of Legends. Once a registration statement covering the resale of the Securities is declared effective, the Company shall remove all restrictive legends, including the legend set forth in Section 4.1(b) above, and the Company shall provide the Transfer Agent with a blanket opinion of counsel permitting such removal. Further, the Company shall remove all restrictive legends, including the legend set forth in Section 4.1(b) above, (i) following any sale of such Securities pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act, or (ii) if such Securities are eligible for resale under Rule 144(b)(1) or any successor provision.

(d)    Acknowledgement. The Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act.

4.2.    Furnishing of Information. In order to enable the Purchaser to sell the Securities under Rule 144, until such time as the Purchaser may sell the Securities without limitation under Rule 144, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and, if during such period, the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.

4.3.    Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.4.    Securities Laws Disclosure; Publicity. By no later than 9:00 A.M., New York City time, on the fourth Trading Day immediately following the date hereof, the Company shall (a) issue a press release (the “Press Release”) disclosing all material terms of the transactions contemplated hereby and (b) file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, the Rights Agreement)); provided that the Press Release shall not publicly disclose the name of the Purchaser or investment adviser of the Purchaser or an Affiliate of the Purchaser without the prior written consent of the Purchaser, unless required by the rules and regulations of the Commission or Trading Market. In addition, notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or investment adviser of the Purchaser, or include the name of the Purchaser or an Affiliate of the Purchaser without the prior written consent of the Purchaser (i) in any press release or marketing materials or (ii) in any filing with the Commission or any regulatory agency or Trading Market, except as required by U.S. federal securities law (A) in connection with any registration statement contemplated by the Rights Agreement (which shall be subject to review and comment of the Purchaser pursuant to the terms of the Rights Agreement) or the filing of final Transaction Documents (including signature pages thereto) with the Commission and (B) to the extent such disclosure is required by Law, request of the Commission’s staff or Trading Market regulations, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii). The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Press Release, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information provided in connection therewith; provided, however, that any disclosure may be made by the Purchaser to the Purchaser’s representatives or agents, including, but not limited to, the Purchaser’s legal, tax and investment advisors.

4.5.   Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information regarding the Company that the Company believes constitutes material non-public information without the express written (email being sufficient) consent of the Purchaser, (i) unless prior thereto the Purchaser shall have committed to customary obligations regarding the confidentiality and use of such information and (ii) except in the case of material, nonpublic information provided to an observer of the Board of Directors or member of the Board of Directors who is affiliated with the Purchaser. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6.    Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder only for working capital and general corporate purposes.

4.7.    Principal Trading Market Listing. The Company shall use its reasonable best efforts to take all steps necessary to cause the Securities to be approved for listing on the Principal Trading Market as promptly as possible.

4.8.    Blue Sky; Form D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchaser under applicable securities or “blue sky” Laws of the states of the United States (or to obtain an exemption from such qualification), including, if necessary, a Form D filed with the Commission under the Securities Act, and shall provide evidence of such actions promptly upon the written request of the Purchaser.

4.9.   Short Sales After the Date Hereof. The Purchaser shall not engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 4.4. Notwithstanding the foregoing, the Purchaser does not make any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4; provided, however, the Purchaser agrees that it will not enter into any Net Short Sales (as hereinafter defined) from the period commencing on the Closing Date and ending on the earliest of (x) the Effective Date, (y) the 24 month anniversary of the Closing Date or (z) the date that the Purchaser no longer holds any Securities. For purposes of this Section 4.9, a “Net Short Sale” by the Purchaser shall mean a sale of Common Stock by the Purchaser that is marked by the Purchaser as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by the Purchaser. Notwithstanding the foregoing, in the event that the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement.

ARTICLE V
MISCELLANEOUS

5.1.    Fees and Expenses. The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees and any stamp Taxes and other Taxes and duties levied in connection with the issuance and sale of the Securities to the Purchaser.

5.2.    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Before or at the Closing, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

5.3.    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address specified in this Section 5.3 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address specified in this Section 5.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given if delivered personally or if sent by U.S. certified or registered mail, return receipt requested; provided, in the case of clauses (a) and (b), that notice shall not be deemed given or effective if the sender receives an automatic system-generated response that such electronic mail was undeliverable. The address for such notices and communications shall be as follows:

If to the Company:	Rocky Mountain Chocolate Factory, Inc. 265 Turner Drive Durango, CO 81303 Attention: Jeff Geygan Email: [redacted]
With a copy (which shall not constitute notice) to:	Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 Attention: [redacted] Email: [redacted]
If to the Purchaser:	To the address set forth under the Purchaser’s name on Exhibit A hereto;
or such other address as may be designated in writing hereafter, in the same manner, by such Person.

5.4.   Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5.    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.6.    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable Law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the Purchaser.

5.7.   No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8.    Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.9.    Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities for a period of one year.

5.10.   Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, or by any electronic signature complying with the U.S. ESIGN Act of 2000, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11.  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12.   Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company may issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.13.  Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents, without the requirement of posting a bond. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

5.14.   Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

Rocky Mountain Chocolate Factory, Inc.

By:	/s/ Jeffrey R. Geygan
Name:	Jeffrey R. Geygan
Title:	Interim Chief Executive Officer

PURCHASER:

ARM-D Rocky Mountain Chocolate Holdings LLC

By:	/s/ Gloria Eugenia Pérez-Jácome
Name:	Gloria Eugenia Pérez-Jácome
Title:	Manager

(Signature Page to Securities Purchase Agreement)

EXHIBIT A

SCHEDULE OF PURCHASER

Purchaser Name	Number of Securities	Aggregate Cash Purchase Price

ARM-D Rocky Mountain Chocolate Holdings LLC Address: [redacted] Email: [redacted] with a copy (which shall not constitute notice) to: Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 Attn: Walter Van Dorn Email: vandorn@sewkis.com	1,500,000	$2,700,000

EXHIBIT B

INVESTOR RIGHTS AGREEMENT

(See Attached)

EXHIBIT C

STOCK ISSUANCE QUESTIONNAIRE

(See Attached)